Exhibit 10.1

GENESIS CORPORATE CENTRE LEASE

5958 Priestly Drive, Carlsbad, California

BETWEEN

PACIFIC CARLSBAD PARTNERS, LLC,

a California limited liability company

(“Landlord”)

And

DOCUMENT SCIENCES CORPORATION,

a Delaware corporation

(“Tenant”)

i

11	LIABILITY INSURANCE AND INDEMNITY		9
	(a)	Tenant Insurance	9
	(b)	Landlord Insurance	9
	(c)	Waiver of Liability of Landlord	10
	(d)	Indemnity	10

12	DAMAGE OR DESTRUCTION		10
	(a)	Repair of Premises	10
	(b)	Abatement of Rent	10
	(c)	Destruction of Premises	10
	(d)	Landlord’s Option to Terminate	10

13	EMINENT DOMAIN		11

14	DEFAULT BY TENANT OR BY LANDLORD		11
	(a)	Remedies Upon Default by Tenant	11
	(b)	Default by Tenant ( Notification of Reletting	11
	(c)	Default by Tenant ( Right of Landlord to Re-Enter	12
	(d)	Default by Tenant ( Landlord’s Right to Pursue Other Remedies	12
	(e)	Default by Landlord	12
	(f)	Default by Landlord ( Notice to Lender	12

15	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE		12
	(a)	Subordination	12
	(b)	Attornment	13
	(c)	Estoppel Certificate	13

16	RECAPTURE OF FRONT END EXPENSES		13

17	ASSIGNMENT AND SUBLETTING		14
	(a)	Prohibition of Assignment or Sublet	14
	(b)	Procedure for Consent	14
	(c)	Continuing Obligation of Tenant	15
	(d)	Effect of Termination	15
	(e)	Assignment or Sublease Without Landlord’s Consent	15

18	PARKING		15
	(a)	General	15
	(b)	Tenant’s Exclusive Parking	15

19	NOTICE		15

20	HOLDING OVER BY TENANT		16

21	WAIVER		16

22	LANDLORD’S RIGHT OF ENTRY		16

23	HAZARDOUS MATERIALS		16

24	NO LIGHT, AIR OR VIEW EASEMENT		17

25	PROJECT NAME		18

ii

26	KEYS, SECURITY AND SECURITY SYSTEM	18
	(a) Keys	18
	(b) Security System	18

27	LIMITATION ON PUBLIC ANNOUNCEMENTS	18

28	BROKERAGE COMMISSIONS	18

29	COUNTERPARTS	19

30	GOVERNING LAW	19

31	CAPTIONS AND INTERPRETATIONS	19

32	SEVERABILITY	19

33	ATTORNEY’S FEES	19

34	SUCCESSORS AND ASSIGNS	19

35	TIME OF THE ESSENCE	19

36	LEASE NOT EFFECTIVE UNTIL DELIVERED; LEASE NOT EFFECTIVE UNTIL CONSTRUCTION LOAN OBTAINED; LENDER APPROVAL	19

37	ADDENDA AND EXHIBITS	20

38	DELAYING CAUSES	20

39	ENTIRE AGREEMENT	20

40	QUIET ENJOYMENT	20

Exhibits

“A”	Floor Plan
“A-1”	Site Plan
“B”	Rules and Regulations
“C”	Work Letter Agreement
“D”	Form of Tenant Estoppel Certificate
“E”	Subordination, Non-Disturbance and Attornment Agreement
“E-1”	1st Pacific Bank of California SNDA

Addenda

Addendum No. 1 Option to Extend
Addendum No. 2 Abatement of Rent

iii

GENESIS CORPORATE CENTRE LEASE

THIS GENESIS CORPORATE CENTRE LEASE (“Lease”) is made at San Diego County, California, as of the date set forth in Paragraph A, between PACIFIC CARLSBAD PARTNERS, LLC, a California limited liability company (“Landlord”), and DOCUMENT SCIENCES CORPORATION, a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

The words and figures set forth in Paragraphs A through P are part of this Lease wherever appropriate reference is made thereto, unless and except to the extent they are expressly modified elsewhere in this Lease.

General

A.	Date of Lease: As of February 14, 2005.

B.	Parties and Addresses for Notice:

Landlord:	Tenant:

Pacific Carlsbad Partners, LLC	Document Sciences Corporation
3838 Camino del Rio North, Suite 300	5958 Priestly Drive
San Diego, California 92108	Carlsbad, California 92008
Telephone: (619) 280-6400	Telephone:
Telecopy: (619) 280-3169	Telecopy:
Contact: Mr. Rick Dentt	Contact:

C.	Premises: The area identified as such on the floor plan attached as Exhibit “A”, comprising the Building (described in Paragraph D), and consisting of approximately 17,056 rentable square feet. The parcel on which the Building is located is the “Parcel”.

D.	Building:	Name:	Genesis Corporate Centre, Building
		Address:	5958 Priestly Drive
Carlsbad, California 92008

E.	Term of Lease:		Six (6) years and two and one-half (2 1/2) months, with one (1) option to extend the Term for an additional period of five (5) years; see Addendum No. 1.

F.	Commencement Date:		Immediately upon Substantial Completion of the Tenant Improvements by Landlord pursuant to Exhibit “C”; see Section 2(b) and Section 5(d).

Payment of Basic Rent

G.	Initial Monthly Basic Rent:		$37,182.08; also see Section 3(b).

H.	Prepaid Basic Rent:		$37,182.08.

BLP-1

I.	Month and Day of Adjustment Date:	[Not Applicable]

J.	Month of Base Period Index:	[Not Applicable]

K.	Security Deposit:	$37,182.08; also see Section 3(f).

L.	Use of Premises:	For the following uses only, and for no other use or purpose: (a) general office purposes and computer laboratory; and (b) any other lawful purpose with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

Tenant Improvements

M.	Tenant Improvement Allowance:	[Not Applicable]

N.	Estimated Completion Date:	April 1, 2005.

Excess Direct Operating Expenses Rent

O.	Direct Operating Expenses Percentage	100%

P.	Base Year:	2005

BLP-2

GENESIS CORPORATE CENTRE LEASE

LEASE AGREEMENT

Landlord hereby leases and Tenant hereby hires the premises described in Paragraph C of the Basic Lease Provisions (“Premises”).

SECTION 1. PREMISES.

(a) Premises, Building and Project. The location of the Premises is more particularly shown on the floor plan attached hereto as Exhibit “A”. The Premises are located in the building described in Paragraph D of the Basic Lease Provisions (“Building”). The Building is located in the “Project”, which is the Genesis Corporate Centre comprising a nine-building complex located at 5930 though 5962 Priestly Drive, Carlsbad, California. The Site Plan of the Project is attached hereto as Exhibit “A-1”.

(b) Access. Landlord, as the owner of the Parcel, and Tenant, as the lessee of the Premises, have the right of vehicular and pedestrian access, ingress and egress across the parking areas, drive areas, sidewalks and other outdoor common areas of the Project. Such parking areas, drive areas, sidewalks and other outdoor common areas of the Project are owned by the Genesis Corporate Centre Association, a California non-profit mutual benefit corporation (“Association”), and are maintained by the Association pursuant to that certain Declaration Establishing Covenants, Conditions and Grants of Easements for Genesis Corporate Centre recorded June 29, 2001, as Document No. 2001-0443570, as it may be amended (“Declaration”).

SECTION 2. TERM.

(a) Length of Term. The term of this Lease (“Term”) shall be for the period of time specified in Paragraph E of the Basic Lease Provisions, and shall also include any fraction of a calendar month between the commencement of the Term (“Commencement Date”) and the first day of the first full calendar month of the Term.

(b) Commencement Date. Subject to Section 5(d), the Commencement Date shall be immediately upon Substantial Completion of the Tenant Improvements by Landlord pursuant to Exhibit “C”. Landlord shall notify Tenant approximately ten (10) days before Substantial Completion of the Tenant Improvements, in Landlord’s good faith estimate based on then-current circumstances.

SECTION 3. RENTAL. From and after the Commencement Date, Tenant agrees to pay Landlord, in advance, on the first day of each and every calendar month during the Term, the Basic Rent and other charges specified in this Section 3. Such rent for any fraction of a month at the beginning of the Term will be prorated and paid at the Commencement Date. Payment of all such rent and other charges shall be without offset or demand, shall be in lawful money of the United States of America and shall be made at the address set forth for Landlord in Paragraph B of the Basic Lease Provisions or at such other place as Landlord may direct in writing. Such rent and other charges shall include the following:

(a) Basic Rent. Tenant agrees to pay Landlord monthly rent (“Basic Rent”) in the amounts specified in Section 3(b). Tenant shall pay to Landlord as prepaid Basic Rent, immediately upon Tenant’s signing this Lease (in addition to the security deposit required pursuant to Section 3(f)), the amount specified in Paragraph H of the Basic Lease Provisions, which amount shall be applied to the first calendar month of the Term for which payment of Basic Rent is due.

(b) Table of Basic Rent. The Basic Rent for which Section 3(a) provides shall be the following for the following periods during the initial Term:

Year of Term	Beginning Month of Year	Month Through Which Monthly Basic Rent is Payable	Monthly Basic Rent
1*	1	12	$37,182.08
2	13	24	$38,297.54
3	25	36	$39,446.47
4	37	48	$40,629.86
5	49	60	$41,848.76
6*	61	72	$43,104.22
7*	73	74 1/2	$44,397.35

*	See Addendum No. 2 regarding abatement of Base Rent

If the option to extend the Term is exercised pursuant to Addendum No. 1, the Basic Rent during the extension of the Term shall be determined pursuant to Addendum No. 1.

(c) Direct Operating Expenses Rent. Tenant agrees to pay to Landlord, from and after the first anniversary of the Commencement Date, a portion of Direct Operating Expenses incurred by Landlord in connection with the Premises and the Building in addition to rent (“Direct Operating Expenses Rent”), as follows:

(i) “Direct Operating Expenses” means all direct costs of operation and maintenance of the Building (excluding such costs as are paid directly by Tenant and other tenants in the Building), the parking lot(s) serving the Building and the landscaping and other areas adjacent to the Building.

(ii) Direct costs of operation and maintenance of the Premises and the Building shall be determined in accordance with generally accepted accounting principles and shall include, by way of illustration but not limitation, all taxes and assessments (including, but not limited to, real property taxes and assessments, rent taxes and gross receipt taxes); insurance premiums paid by Landlord; water, sewer and all other utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); janitorial services; fire detection and security services; management; amortization of such capital improvements as Landlord may install to comply with governmental regulations and rules or undertaken in good faith with a reasonable expectation of reducing operating costs; and costs of labor, supplies, materials and tools. Direct costs of operation and maintenance of the parking lot(s) serving the Building and the landscaping and other areas adjacent to the Building shall be those imposed on Landlord pursuant to the Declaration as the owner of the Parcel and shall include, by way of illustration but not limitation, landscape maintenance; road, sidewalk and driveway maintenance; amortization of such capital improvements as may be installed to comply with governmental regulations and rules or undertaken in good faith with a reasonable expectation of reducing operating costs; and costs of labor, supplies, materials and tools. Direct Operating Expenses shall not include (A) depreciation on the Building or equipment therein; (B) loan payments or real estate broker’s commissions; (C) capital improvements to or major repairs of the

Building shell (i.e., the Building structure, exterior walls and roof); (D) any costs or expenses incurred by Landlord relating to periods before the Commencement Date or relating to the period after the expiration of the Term (except to the extent Tenant holds over in possession of the Premises after the expiration of the Term); or (E) any costs or expenses incurred by Landlord with regard to clean-up or testing (or other cost incurred by Landlord with regard to) Hazardous Materials (defined in Section 23(a)) located (or suspected to be located) in, on or under, the Building, the Project or the Premises.

(iii) The amount of annual Direct Operating Expenses Rent payable by Tenant to Landlord shall be the amount by which Tenant’s proportional share of the Direct Operating Expenses, as specified in Paragraph O of the Basic Lease Provisions, exceeds the Direct Operating Expenses actually incurred by Landlord (as “grossed up” pursuant to Section 3(c)(iv)) for the Base Year specified in Paragraph P thereof (“Base Year Expenses”).

(iv) If the occupancy of the Building during the Base Year is less than ninety-five percent (95%), then Direct Operating Expenses for the Base Year shall be “grossed up” to that amount of Direct Operating Expenses that, using reasonable projections, would normally be expected to be incurred if the Building had been ninety-five percent (95%) occupied during the Base Year, as determined under generally accepted accounting principles consistently applied.

(v) Tenant shall pay to Landlord Direct Operating Expenses Rent pursuant to the following procedure:

(A) Landlord shall provide to Tenant, at or before the Commencement Date, a good faith estimate of annual Direct Operating Expenses for the calendar year in which the Commencement Date occurs. Landlord shall also provide to Tenant, as soon as possible following the first day of each succeeding calendar year, a good faith estimate of annual Direct Operating Expenses with respect to such calendar year of the Term.

(B) Each estimate of annual Direct Operating Expenses Rent determined by Landlord pursuant to Subsection (A) immediately above shall be divided into twelve (12) equal monthly installments. Commencing on the first anniversary of the Commencement Date, Tenant shall pay to Landlord such monthly installment of Direct Operating Expenses Rent with each monthly payment of Basic Rent pursuant to Section 3(a). In the event the estimated amount of Direct Operating Expenses Rent has not yet been determined for any calendar year, Tenant shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Tenant, at which time Tenant shall pay any shortfall for (or Landlord shall reimburse Tenant for any overpayment for) the preceding months of the calendar year, and Tenant shall, thereafter, make the monthly installment payment in accordance with the current estimate.

(C) As soon as reasonably possible following the end of each calendar year of the Term, Landlord shall determine and provide to Tenant a statement setting forth the amount of Direct Operating Expenses actually incurred and the amount of Direct Operating Expenses Rent actually payable by Tenant with respect to such calendar year. In the event the amount of such Direct Operating Expenses Rent exceeds the sum of the monthly installments actually paid by Tenant for such calendar year, Tenant shall pay to Landlord, within thirty (30) days following receipt of such statement, the difference. In the event the sum of such installments exceeds the amount of Direct Operating Expenses Rent actually due and owing, the difference shall be applied as a credit to Direct Operating Expenses Rent payable by Tenant pursuant to this Section 3(c).

(vi) Landlord shall provide, upon written request of Tenant, an accounting of the Direct Operating Expenses for the preceding calendar year and Tenant shall have the right, upon reasonable notice to Landlord, not more frequently than annually and at Tenant’s sole cost and expense, to conduct an audit of Landlord’s books and records regarding such Direct Operating Expenses to confirm the accuracy of Landlord’s accounting; provided, however, that such audit shall not unreasonably interfere with the conduct of Landlord’s business, and in no event shall the Direct Operating Expenses of any year be audited more than once.

(vii) [Intentionally Omitted]

(d) Late Charges. Tenant’s failure to pay any rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by assessment or by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

(e) Interest. Any amount owed by Tenant to Landlord which is not paid within ten (10) days after the date due shall bear daily interest from the due date of such amount at the annual rate of the lesser of (i) the discount rate charged by the San Francisco Federal Reserve Bank plus five (5) percentage points, or (ii) the highest rate allowed by applicable law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

(f) SecurityDeposit. Tenant shall pay to Landlord, concurrently with Tenant’s signing this Lease, a security deposit in the amount specified in Paragraph K of the Basic Lease Provisions. Said amount shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any rent or any other amount in default, or for the payment of any other amount which Landlord reasonably may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after delivery of written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interests hereunder) at the expiration of the Term, provided that Landlord may retain the security deposit until such time as any amount due from Tenant under this Lease has been determined and paid in full, but in no event after any period for such return prescribed by applicable law.

SECTION 4. USE.

(a) Permitted Uses. Tenant may use the Premises for the purposes specified in Paragraph L of the Basic Lease Provisions and for no other use or purpose.

(b) Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or any part thereof for the purpose of operating an executive, administrative or legal business center providing office space, administrative and support services (e.g., mail services, photocopying and telecopying) to subtenants, licensees, interim occupants or other users occupying the Premises for general office purposes.

(c) Compliance With Laws, Rules and Regulations; Declaration. Tenant shall comply with all laws, ordinances, rules and regulations pertaining to the use of the Project, the Building or the Premises. Tenant agrees to abide by all reasonable rules and regulations established by Landlord from time to time with respect to the Project or the Building. A copy of the rules and regulations in existence on the date of this Lease is attached hereto as Exhibit “B”, but Landlord reserves the right to amend the rules and regulations at any time by giving notice of amendment to Tenant, if Landlord reasonably determines such amendment to be in the best interests of the Building and its tenants. In addition, this Lease is subject to the Declaration, and Tenant shall not violate any provisions of the Declaration.

(d) Insurance Use Requirements. Tenant shall neither use nor occupy the Premises in any manner, nor commit or omit any act, resulting in a cancellation or reduction of any insurance or increase in premiums on any insurance policy covering the Project, the Building or the Premises. Tenant shall, at its expense, comply with all requirements of any insurer pertaining to Tenant’s use of the Premises and reasonably necessary for maintenance of economic and proper fire, liability and other insurance desired to be carried by Landlord.

SECTION 5. TENANT IMPROVEMENTS.

(a) Description of Improvements. The Premises shall consist of the following:

(i) The Premises to be provided by Landlord, at Landlord’s expense (and exclusive of Tenant Improvements and exclusive of Tenant’s network, telecommunications or other cabling), consisting of a concrete floor, exterior Building walls, off-Premises service points from which electrical and telephone service to the Premises can be made and off-Premises service points from which plumbing connections for the supply of water to the Premises may be made.

(ii) Additional improvements (“Tenant Improvements”), including, but not limited to, ceilings, interior partitions, insulation, drywall (including taping and sanding), painting, window coverings, carpet, lighting fixtures, electrical systems, plumbing connections and fixtures for the supply of water to the Premises and the equipment and distribution system for heating, ventilation and air conditioning (“HVAC”) for the Premises, including, but not limited to, all ducts, baffles and thermostats to serve the Premises; provided, however, the Tenant Improvements do not include Tenant’s network, telecommunications or other cabling. The Tenant Improvements all shall be made pursuant to plans and specifications to be approved in writing by Landlord and Tenant. The work to be done and the responsibility for preparation of plans and specifications is described in the Work Letter Agreement attached as Exhibit “C”. The Work Letter Agreement also describes the parties coordinating construction and installation with respect to Tenant’s network, telecommunications and other cabling (if any).

(b) Tenant Acknowledgment of Completion. By accepting occupancy of the Premises, Tenant shall acknowledge satisfactory completion of all improvements constituting the Premises, including Tenant Improvements, except for those minor items not yet completed, which Tenant shall identify in the punchlist to which the Work Letter Agreement refers and which Landlord shall complete as soon as reasonably possible following receipt of the punchlist.

(c) Payment for Tenant Improvements. Landlord shall pay the cost and expense of the Tenant Improvements as set forth in the Work Letter Agreement attached to this Lease as Exhibit “C”, except that Tenant shall pay the cost of any Change Orders in accordance with the Work Letter Agreement. All of the Tenant Improvements for which Landlord pays the cost and expense shall be the property of Landlord, regardless of such items’ classification as fixtures, furnishings, equipment or otherwise.

(d) Estimated Completion Date. It is estimated that the Tenant Improvements shall be Substantially Completed on or before the Estimated Completion Date specified in Paragraph N of the Basic Lease Provisions; provided, however, in the event such Tenant Improvements are not Substantially Completed on or before that date (i) Landlord shall not be liable for any damage incurred by Tenant as a result thereof; (ii) this Lease shall not thereby become void or voidable; (iii) Tenant shall not thereby be entitled to any offset or abatement of rent; and (iv) the Commencement Date shall be the date determined under Section 2(b). Notwithstanding the foregoing, in the event the Tenant Improvements are not Substantially Completed and Landlord has not tendered delivery of the Premises for occupancy before September 1, 2005, then either party may cancel and terminate this Lease, without any liability to the other party, upon written notice to the other party.

SECTION 6. MAINTENANCE, REPAIR AND ALTERATION OF PREMISES; COMMUNICATIONS SYSTEMS; AND SECURITY.

(a) Maintenance and Repair.

(i) Tenant, at Tenant’s sole cost and expense, shall at all times during the Term of this Lease keep clean and maintain the Premises in good order and repair and in a first-class attractive and fully-operative condition. To perform such maintenance and repair, Tenant may retain contractors to perform such work at Tenant’s cost and expense or may arrange with Landlord for the purpose of having Landlord retain contractors to perform such work at Tenant’s cost and expense. If Tenant elects to have Landlord retain a contractor to perform any such work at Tenant’s cost and expense, Landlord also shall be entitled to a ten percent (10%) management fee with respect to such work. (For example and illustration only, if carpet in the Premises requires cleaning or repair, Tenant may retain a carpet cleaning or carpet repair service directly; or Tenant may arrange with Landlord to retain a carpet cleaning or carpet repair service. If Tenant retains the service directly, Tenant shall pay the service contractor directly. If Tenant arranges with Landlord to retain the services, Tenant shall pay Landlord the amount of the service contractor’s invoice plus ten percent (10%) as Landlord’s management fee.)

(ii) Tenant, at Tenant’s sole cost and expense, shall maintain and repair promptly any system or equipment in the Premises (i.e., within the interior surface of the walls of the Premises). Tenant shall arrange with Landlord for the purpose of having Landlord retain contractors to perform such work at Tenant’s cost and expense at customary and standard rates for the work being performed. (For example and illustration only, if plumbing under a sink in the Premises is clogged or otherwise requires repair, Tenant shall arrange with Landlord to retain a plumber to repair the plumbing at customary and standard rates for the work being performed, and Tenant shall pay Landlord the amount of the plumber’s invoice.)

(iii) If Tenant fails to perform such maintenance or repair pursuant to Section 6(a)(i) or 6(a)(ii), then Landlord may, on ten (10) days’ prior written notice (except in the case of emergency, in which case no notice shall be required), enter the Premises and perform or cause to be performed such repair or maintenance on behalf of Tenant. In such event, Tenant shall be obligated to pay to Landlord, immediately upon receipt of demand for payment, as additional rent, all of the costs incurred by Landlord (in addition to the ten percent (10%) management fee if applicable pursuant to Section 6(a)(i)).

(iv) Landlord shall maintain and repair, or cause to be maintained and repaired: (A) the structural portions of the Building, including, but not limited to, the structural portions of the roof, the bearing walls and the foundations, the cost of which shall be Landlord’s responsibility; (B) the common areas of the Building and the Project, the cost of which shall be included in the Direct Operating Expenses described in Section 3(c); and (C) except as set forth in Section 6(a)(ii), systems or equipment in the Building which serve the Premises, the cost of which shall be included in the Direct Operating Expenses described in Section 3(c).

(v) Landlord shall replace, or cause to be replaced, any system or equipment in the Premises (i.e., within the interior surface of the walls of the Premises) which cannot be repaired by Tenant pursuant to Section 6(a)(ii). The cost of such replacement shall be Landlord’s responsibility. (For example and illustration only, appliances in the Premises which are not able to be repaired shall be replaced by Landlord.)

(b) Alterations. Tenant shall not make any alteration, addition or improvement to the Premises: (i) which is structural in nature without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; or (ii) which is non-structural in nature without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. In the event Landlord grants its consent, such consent may be conditioned upon the requirements that (A) Tenant remove such alterations, additions or improvements prior to the expiration of the Term or earlier termination of this Lease and to restore the Premises to its prior condition (i.e., the condition as of the Commencement Date), all at Tenant’s sole cost and expense; and/or (B) Tenant provide a lien completion bond in form and amount satisfactory to Landlord. Any alteration, addition or improvement for which Landlord grants its written consent shall be accomplished by Tenant in a good and workmanlike manner, in conformity with all applicable laws and regulations and by a contractor retained by Tenant and approved by Landlord. Upon completion of any such work, Tenant shall provide to Landlord “as-built” plans, copies of all construction contracts, building permits, inspection reports and all other required governmental approvals, and proof of payment of all labor and materials. Tenant shall pay when due all claims for such labor and materials and shall give Landlord at least ten (10) days’ prior written notice of the commencement of any such work. Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility.

(c) Condition on Termination. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received, except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. All alterations, additions and improvements, which are not already Landlord’s property and which Landlord does not require Tenant to remove pursuant to Section 6(b), shall become Landlord’s property and shall be surrendered to Landlord upon termination of this Lease. In no event shall Tenant remove any fixtures, alterations, additions or improvements from the Premises without Landlord’s prior written consent, including, but not limited to, any power wiring or power panels, lighting or lighting fixtures, cabinetry, window coverings, carpets, other floor coverings, heaters, air conditioners or other heating or air conditioning equipment, any item or equipment that is fastened in any manner to the Premises’ walls, floor or ceiling, or any other similar equipment and decorations.

(d) Communications Systems. Landlord hereby grants Tenant permission to install, maintain and replace (all at Tenant’s cost and expense, and not as a part of the Tenant Improvements) from time to time a satellite dish, microwave antenna, similar communications equipment or similar transmission/receiving device (“Satellite Dish”) on the roof of the Building, provided no roof warranties of which Landlord has the benefit would be voided or compromised, and provided Tenant’s transmissions and reception do not interfere with transmission or reception by any other satellite dish in the Project, and subject to (i) applicable governmental laws; (ii) the right of Landlord to supervise any roof penetrations and to designate the location of the Satellite Dish on the roof of the Building (provided such location does not adversely affect transmission and reception by the Satellite Dish), and (iii) compliance with the conditions of any roof bond maintained by Landlord. Tenant shall be responsible for the repair of any damage to any portion of the Building or the Premises, including the personal property of other occupants, caused by Tenant’s installation, use or removal of the Satellite Dish. The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove the Satellite Dish at any time during the Term. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including, without limitation, reasonable attorneys’ fees) imposed upon, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Satellite Dish. Subject to the foregoing, Landlord reserves full right to possession of the roof and exterior walls of the Building, including the right to locate satellite dishes, microwave antennae or any other communications equipment on the roof of the Building (and including the right to grant or assign such right to others on an exclusive or non-exclusive basis).

SECTION 7. UTILITIES AND SERVICES; ACCESS.

(a) Utilities and Services Furnished by Landlord. Landlord shall provide janitorial service for the Building and the Premises five (5) nights each week, exclusive of holidays.

(b) Utilities and Services Furnished by Tenant. Tenant shall furnish and pay, at Tenant’s sole expense, all utilities for the Premises (including, but not limited to, water, electricity, heating, ventilating and air conditioning and telephone service) and other services which Tenant requires with respect to the Premises, save and except as provided pursuant to Section 7(a). Water and electricity for the Premises shall be separately metered, and the accounts therefor shall be in Tenant’s name. Tenant shall pay for Tenant’s consumption of electricity and water directly to the providers before delinquency according to the amount shown on such separate meters.

(c) Access. Tenant shall have access to the Premises and the Building twenty-four (24) hours per day, seven (7) days per week.

SECTION 8. TAXES. Tenant shall pay before delinquency all taxes and license fees levied, assessed or imposed by reason of Tenant’s use of the Premises and all taxes on Tenant’s personal property located on the Premises. Landlord shall pay or cause to be paid all property taxes or assessments with respect to the Building and the common areas of the Project.

SECTION 9. LANDLORD’S RIGHT TO ALTER BUILDING. Landlord reserves and shall at any and all times have the right to alter the Building or add thereto; provided, however, Landlord shall provide Tenant with thirty (30) days prior written notice of Landlord’s intent to alter the Building; and provided further, Landlord shall coordinate any such alterations with Tenant. Landlord may for such purposes erect scaffolding and all other necessary structures, and Tenant shall not, in that event, claim or be allowed, or paid, any damage for any injury or inconveniences occasioned thereby, unless and to the extent any injury, damage or loss of use is caused by Landlord or Landlord’s contractors, nor shall there be any abatement in rent. Landlord also reserves the right to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located within the Premises or outside the Premises. All such work by Landlord shall be performed in good and workmanlike manner.

SECTION 10. SIGNS.

(a) General. Tenant shall be entitled to be listed on identification signage at the main entrance to the Premises. Except for such identification signage, and except as set forth in Section 10(b), Tenant shall not place or permit to be placed, any sign, advertisement, notice or other similar matter on the doors, windows, exterior walls, roof or other areas of the Premises which are open to the view of persons in the common area of the Building or the Project, except with the advance written consent of Landlord, which consent may be withheld in Landlord’s sole, absolute and unfettered discretion.

(b) Exclusive for Building Sign. Provided Tenant complies with the following requirements, Tenant may, at Tenant’s cost and expense, design, fabricate, install, keep in place and replace during the Term an exterior building sign near the top of the Building: (i) the City-approved Genesis Corporate Centre Sign Conformance dated June 14, 2001 (Sign Permit No. PS 01-60); and (ii) obtaining any and all City and other governmental approvals which may be required before fabricating and installing such sign (collectively, “Sign Requirements”). For so long as Tenant keeps in place such exterior building sign pursuant to this Section 10(b), Landlord shall not grant to any other tenant in the Building (if any) the right to install an exterior sign near the top of the Building.

SECTION 11. LIABILITY INSURANCE AND INDEMNITY.

(a) Tenant Insurance. Prior to the earlier of the Commencement Date or Tenant’s occupancy of the Premises, Tenant, at its sole cost and expense, shall obtain from, and shall thereafter keep in force with, companies licensed to do business in California, with a Best’s rating of A:X or better and otherwise reasonably acceptable to Landlord, the following insurance policies:

(i) Either comprehensive general liability insurance or commercial general liability insurance applying to the use and occupancy of the Premises or the Building, or any part of either, or any areas adjacent thereto, and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall include broad form contractual liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit liability of at least Two Million Dollars ($2,000,000.00). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, occurring during the policy term. Such coverage shall contain endorsements: (A) [intentionally omitted]; (B) including employees as additional insureds; (C) deleting any liquor liability exclusion; and (D) providing for coverage of employer’s automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(ii) A standard policy insuring against “all risk” perils (also known as “special causes of loss”) covering at least one hundred percent (100%) of both (A) the full replacement value of all trade fixtures, fixtures, equipment and other personal property which may, from time to time, be located upon the Premises, and (B) the excess of the full replacement cost (without deduction for depreciation) of the additions, alterations and improvements to the Premises over the full replacement cost (without deduction for depreciation) of the Tenant Improvements, which shall be insured by Landlord pursuant to Section 11(b).

(iii) Workers’ Compensation insurance in accordance with California law, and employers’ liability insurance with limit no less than $1,000,000.00 per employee and $1,000,000.00 per occurrence, endorsed to waive the insurer’s rights of subrogation against Landlord.

(iv) Such other insurance as Tenant or Landlord or any beneficiary of any deed of trust encumbering the Building or the property of which the Premises are a part, may from time to time reasonably require, in form, amount and protecting against such risks as would be obtained by a prudent person.

Each of the foregoing policies of insurance shall name Landlord and any other person or entity designated by Landlord as having an insurable interest under this Lease (including, but not limited to, any beneficiary of any deed of trust encumbering the Building or the property of which the Premises are a part) as an additional insured. The policy limits herein specified shall be increased, from time to time, upon written demand from Landlord, if circumstances reasonably justify such increases. Tenant shall furnish Landlord with both a certificate of each such policy and a copy of the “additional insured endorsement” naming Landlord and the others designated by Landlord as additional insureds within thirty (30) days after the Commencement Date and whenever required shall satisfy Landlord that such policy is in full force and effect. Each policy shall be endorsed to provide that its coverage shall be primary and noncontributing with any insurance carried by Landlord. Each policy shall be further endorsed to provide that it shall not be canceled or altered without thirty (30) days’ prior written notice to Landlord.

(b) Landlord Insurance. Landlord shall, at Landlord’s cost and expense, carry a standard policy insuring against “all risk” perils (also known as “special causes of loss”) covering the Building shell and core and the Tenant Improvements to the Premises in the amount of their full replacement cost

(without deduction for depreciation), rental income insurance equal to Basic Rent for up to twelve (12) months, and such other insurance of such types and amounts as Landlord, in its discretion, considers appropriate (including, but not limited to, coverage for earthquake or flood). Any policy required to be maintained by Landlord under this Section 11(b) may be maintained by a “blanket policy” insuring other parties and/or locations in addition to the Building. In addition to the foregoing, in the event Tenant fails to provide or keep in force any of the insurance as required pursuant to Section 11(a), Landlord, in its discretion, may provide such insurance, in which event, the cost thereof shall be payable by Tenant to Landlord as additional rent on the first day of the calendar month immediately following demand therefor from Landlord.

(c) Waiver of Liability of Landlord. Landlord shall not be liable to Tenant (or any subtenant, assignee, licensee or invitee of Tenant) for any injury or damage that may result to any person or property by or from any cause whatsoever, and without limiting the generality of the foregoing, whether caused by water leakage of any character from the room, walls, basement or other portion of the Premises, or caused by gas, fire, oil, electricity or any cause whatsoever, in, on or about the Premises or the Building or any part thereof, other than injury or damage resulting from the sole negligence or willful misconduct of Landlord.

(d) Indemnity. Tenant agrees to indemnify, protect and hold Landlord harmless from and defend Landlord against any and all losses, costs, expenses, claims and liabilities for any injury or damage to any person or property arising during the Term and occurring in, on or about the Premises or any part thereof; provided, however, Tenant shall not be obligated so to indemnify Landlord against such claims or liabilities to the extent the same arise from the negligence or willful misconduct of Landlord or its employees, agents or contractors.

SECTION 12. DAMAGE OR DESTRUCTION.

(a) Repair of Premises. If the Premises (including the Tenant Improvements) are damaged or destroyed during the Term of this Lease, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction. In no event, however, shall Landlord be obligated to spend for such repairs more than the amount of available insurance proceeds, plus the amount of any deductible elected by Landlord.

(b) Abatement of Rent. In the event all or a portion of the Premises is damaged or destroyed to the extent Tenant cannot reasonably use the affected portion, monthly Basic Rent shall be abated by that proportion which the usable floor area of the Premises rendered unusable as a result of such damage bears to the total usable floor area of the Premises before such damage. Such abatement shall continue for the period commencing with such damage or destruction and ending with substantial completion by Landlord of the work or repair or reconstruction which Landlord is obligated or undertakes to do.

(c) Destruction of Premises. If the Premises are damaged or destroyed to the extent that Landlord determines that they cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, Tenant shall have the right to terminate this Lease. Landlord shall send Tenant written notice of Landlord’s determination within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Premises can be fully repaired or restored within said one hundred eighty (180) day period, or if it is determined that such repair or restoration cannot be made within said period but Tenant does not elect to terminate this Lease within thirty (30) days after Tenant is notified of such determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible in accordance with Section 12(a).

(d) Landlord’s Option to Terminate. Notwithstanding anything in this Lease to the contrary, in the event of damage to or destruction of all or any portion of the Premises which is not fully covered by the insurance proceeds received by Landlord (excluding applicable deductibles) or which is not within the scope of coverage of the insurance policies required to be carried under the terms of this Lease, Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered. No deductible payment required under any insurance policy maintained by Landlord shall give rise to Landlord’s right to terminate pursuant to this Section 12(d). If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Premises shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 12(a). If the Premises are destroyed or damaged during the last twelve (12) months of the Term such that the reasonable cost of repair would exceed six (6) months Basic Rent, Landlord may, at Landlord’s option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

SECTION 13. EMINENT DOMAIN. In the event that all or part of the Premises is taken under power of eminent domain or sold under threat of such taking, this Lease shall terminate as to the part so taken or sold, and the rent shall be reduced in proportion to the number of square feet so taken. The entire award or proceeds from taking or sale of land and improvements, including severance damages, shall belong to Landlord, and Tenant shall be entitled only to the portion of the award or proceeds for its personal property which may be taken, and any relocation allowance actually paid by the condemning authority. If more than twenty percent (20%) of the Premises is taken, or if the principal access to the Premises is taken, or if more than twenty percent (20%) of the parking spaces of the Project is taken, then Tenant may terminate this Lease by notice to Landlord within thirty (30) days after the taking or sale; and any such termination shall be effective as of the date of such taking.

SECTION 14. DEFAULT BY TENANT OR BY LANDLORD.

(a) Remedies Upon Default by Tenant. Tenant agrees that if default be made hereunder in the payment of rent and such default continues for a period of ten (10) days after written notice thereof, or if Tenant fails materially to perform any of its obligations and such failure to perform continues for a period of ten (10) days after written notice thereof (provided that if the nature of a non-monetary default is such that it cannot be fully cured within said ten-day (10-day) period, Tenant shall have such additional time as may be reasonably necessary to cure the default so long as Tenant proceeds promptly after service of Landlord’s notice and proceeds diligently at all times to complete said cure), or if the Premises be vacated or abandoned, or if Tenant makes an assignment for the benefit of creditors, or if Tenant enters a general extension agreement with creditors, then such events shall constitute a breach of this Lease and Landlord may, at Landlord’s option, exercise any or all rights available to a landlord under the laws of the State of California, including, without limitation, the right to do any of the following:

(i) terminate Tenant’s right to possession of the Premises because of such breach and recover from Tenant all damages allowed under ‘1951.2 of the California CIVIL CODE, including, without limitation, the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; or

(ii) not terminate Tenant’s right to possession because of such breach, but continue this Lease in full force and effect; and in that event (i) Landlord may enforce all rights and remedies under this Lease and under the provisions of ‘1951.4 of the California CIVIL CODE, including the right to recover the rent and all other amounts due under this Lease as such rent and other amounts become due under this Lease; and (ii) Tenant may assign its interest in this Lease with Landlord’s prior written consent, which consent shall not be unreasonably withheld. The parties intend that this Section 14(a)(ii) satisfies the requirements of California CIVIL CODE ‘1951.4(a) and that the Landlord has the remedy set forth in California CIVIL CODE ‘1951.4.

(b) Default by Tenant B Notification of Reletting. In the event Landlord terminates this Lease pursuant to Section 14(a)(i), and Tenant has made an advance payment of rent as defined in California CIVIL CODE ‘1951.7, and Tenant has requested in writing that Landlord notify it of any initial reletting of the Premises, then and only then must Landlord notify Tenant pursuant to California CIVIL CODE ‘1951.7(c) that the Premises have been relet.

(c) Default by Tenant B Right of Landlord to Re-Enter. In the event of termination of this Lease pursuant to this Section 14, Landlord shall have the right to enter upon and repossess the Premises; and any personal property of Tenant may be removed from the Premises and stored in any public warehouse in accordance with California CIVIL CODE ‘ ’ 1980, et seq.

(d) Default by Tenant B Landlord’s Right to Pursue Other Remedies. In the event of any breach of this Lease, Landlord may pursue any of the foregoing remedies, and Landlord may consecutively or concurrently therewith pursue any other remedy or enforce any right to which Landlord may be by law entitled.

(e) Default by Landlord. If Landlord fails to perform any of its material obligations under this Lease, then Landlord shall be in default. Landlord shall commence promptly to cure such default immediately after receipt of written notice from Tenant specifying the nature of such default and shall complete such cure within thirty (30) days thereafter, provided that if the nature of such default is such that it cannot be cured within said thirty-day (30-day) period, Landlord shall have such additional time as may be reasonably necessary to complete its performance so long as Landlord has proceeded with diligence after receipt of Tenant’s notice and is then proceeding with diligence to cure such default; provided that (i) Landlord commences such cure within thirty (30) days after such notice and diligently prosecutes such cure thereafter to completion; and (ii) in no event shall such cure period exceed ninety (90) days.

(f) Default by Landlord B Notice to Lender. Whenever Tenant serves notice on Landlord of Landlord’s default, written notice shall also be served at the same time upon the mortgagee under any mortgage or beneficiary under any deed of trust for which Tenant has been previously provided the name and address (as set forth below). Such mortgagee or beneficiary shall have the periods of time within which to cure Landlord’s defaults as are provided in Section 14(e), which periods shall commence to run thirty (30) days after the commencement of the periods within which Landlord must cure its defaults under Section 14(e). In this connection any representative of the mortgagee or beneficiary shall have the right to enter upon the Premises for the purpose of curing Landlord’s default. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided by Section 19 of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant under this Section 14(f) are subject to prior receipt of such notice. If the nature of the default is such that the mortgagee’s or beneficiary’s possession is required to cure the default, then Tenant will not terminate the Lease so long as such mortgagee or beneficiary commences proceedings to obtain possession of the Premises within the period of time afforded to the mortgagee or beneficiary to cure such default, and once the mortgagee or beneficiary has obtained possession, diligently proceeds to cure the default. Nothing contained in this Lease shall be construed to impose any obligation on any mortgagee or beneficiary to cure any default by Landlord under the Lease.

SECTION 15. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.

(a) Subordination.

(i) Future Deeds of Trust. Landlord hereby expressly reserves the right, at its option, to place liens, deeds of trust and encumbrances upon and against the Parcel after the date of this Lease. Tenant agrees that this Lease shall be subordinate to any such mortgage(s) or deed(s) of trust encumbering the Parcel that may hereafter be placed upon the Parcel, and to any advances to be made thereunder, and any interest thereon, and all renewals, replacements and extensions thereof, provided that such mortgagees or beneficiaries request such subordination and agree in writing to recognize this Lease and not to disturb Tenant’s tenancy and possession in the event of foreclosure so long as Tenant is not in default. To effect such subordination, Tenant shall, within ten (10) days following written request by Landlord, sign, enter into and acknowledge a subordination, non-disturbance and attornment agreement substantially in the form and content attached hereto as Exhibit “E” and by this reference made a part hereof. With respect to changes in or deviations from the form and content of the subordination, non-disturbance and attornment agreement attached as Exhibit “E”, Tenant agrees to be reasonable in response to the reasonable requests of Landlord’s lender. Tenant’s failure to sign and deliver such instrument shall constitute a default under this Lease.

(ii) Existing Deed of Trust. Tenant shall, concurrently with signing and entering into this Lease, sign, enter into and acknowledge a subordination, non-disturbance and attornment agreement substantially in the form and content attached hereto as Exhibit “E-1” and by this reference made a part hereof. With respect to changes in or deviations from the form and content of the subordination, non-disturbance and attornment agreement attached as Exhibit “E-1”, Tenant agrees to be reasonable in response to the reasonable requests of Landlord’s lender.

(b) Attornment. Tenant acknowledges that Landlord may not now or in the future be the owner of a fee interest in the Building or of the ground underlying the Building, and that if Landlord is not the owner of such a fee interest, Landlord may be the owner of a leasehold interest therein. If Landlord’s interest in the Premises is or should at some future time become a leasehold interest, and if that leasehold interest is terminated for any reason, the following shall apply, notwithstanding such termination:

(i) Tenant shall not disaffirm this Lease or any of its obligations hereunder; and

(ii) At the request of the owner of a fee interest in the Building or of the ground underlying the Building, Tenant shall attorn to such fee owner and to effect such attornment, ground lessor and Tenant shall enter into an acknowledge a non-disturbance and attornment agreement as is reasonably acceptable to both ground lessor and Tenant.

(c) Estoppel Certificate. Tenant shall sign and deliver to Landlord, within ten (10) days after receipt of Landlord’s written request, any estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall, at Landlord’s option, either (i) be substantially in the form attached hereto as Exhibit “D”, or (ii) acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims or defenses to its enforcement; the commencement and termination dates of the Term; that Tenant is paying rent on a current basis; that the Tenant Improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; that Tenant has accepted the Premises and is in possession thereof; that the Lease has not be modified, altered or amended except in specified respects by specified instruments; and that Tenant has no notice of any prior assignment, hypothecation or pledge of rents or the Lease. Notwithstanding anything in this Section 15(c) to the contrary (or which may be interpreted as being to the contrary), if Landlord’s request for an estoppel certificate or other statement pursuant to this Section states that the facts set forth in the estoppel certificate or other requested statement will be deemed true if Tenant fails to respond to Landlord’s request within the applicable period of time, and if Tenant fails to deliver its response to Landlord within the applicable period of time, then the facts set forth in the estoppel certificate or other requested statement will be deemed true upon the expiration of the applicable period of time.

SECTION 16. RECAPTURE OF FRONT END EXPENSES. Tenant acknowledges that Landlord has undertaken or will undertake certain expenses in connection with this Lease, including some or all of the following: design fees, permit fees, construction of the Tenant Improvements, payment of brokerage commissions and other categories of cost or expense (“Front End Expenses”). In the event of premature termination of this Lease upon default by Tenant, pursuant to Section 14(a)(i), Landlord may not be able to recover fully the Front End Expenses pursuant to Landlord’s rights under Section 14(a)(i)(B) and (C), which relate to unpaid rent which would accrue after the date of such termination. Accordingly, and notwithstanding any provision or implication to the contrary in this Lease, in the event of premature termination of the Term of this Lease pursuant to Section 14(a)(i) following Tenant’s default, there shall be immediately due and payable from Tenant to Landlord, as unpaid rent which has been fully earned at the time of termination, the unamortized portion of the Front End Expenses incurred by Landlord. For purposes of this Section, the unamortized portion of the Front End Expenses shall be determined by multiplying the total Front End Expenses actually incurred by Landlord by a fraction, (i) the numerator of which is the number of months remaining in the Term following premature termination in which unabated Basic Rent would have been payable to Landlord pursuant to this Lease, and (ii) the denominator of which is the total number of months in the Term, both before and after the premature termination, in which unabated Basic Rent was paid or would have been payable to Landlord had this Lease not been terminated. Any Front End Expenses due to Landlord in accordance with this Section shall be in addition to any sums otherwise recoverable pursuant to Section 14(a)(i) of this Lease.

SECTION 17. ASSIGNMENT AND SUBLETTING.

(a) Prohibition of Assignment or Sublet. Except as otherwise provided in Section 17(e), Tenant shall not (i) assign this Lease or any interest in this Lease (including, but not limited to, any hypothecation) without the express prior written consent of Landlord, which shall not be unreasonably withheld or delayed; or (ii) sublet or otherwise permit any other person to occupy the Premises or any portion thereof without the express prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. In any event, Tenant’s obtaining Landlord’s consent shall be subject to the provisions of Section 17(b). For purposes of this Section 17(a), any transfer of the majority of the voting stock in any corporate Tenant, or majority or managing interest in the partnership of any partnership Tenant, or majority or managing interest in the limited liability company of any limited liability company Tenant, shall constitute an assignment hereunder. Consent to one assignment or subletting shall not constitute a waiver of this provision or consent to any further assignment or subletting. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser at any execution sale, shall have any right to possess or occupy the Premises or any part thereof, or claim any right hereunder or assignment.

(b) Procedure for Consent. In the event Tenant wishes to sublet the Premises, or any portion thereof, or assign this Lease, then the following procedure shall apply:

(i) Tenant shall submit in writing to Landlord (A) the name of the proposed subtenant or assignee, (B) a statement describing the nature of the business to be carried on in the Premises, (C) a copy of the proposed sublease or assignment, including all terms and conditions thereof, (D) Landlord’s lease application form, completed by the proposed assignee or subtenant, (E) most recent annual and quarterly financial statements for the proposed assignee or subtenant, and (F) such other information (including financial information) regarding such subtenant or assignee as Landlord shall reasonably request.

(ii) At any time within thirty (30) days after Landlord’s receipt of all of the information specified in clauses (A) through (F) of Section 17(b)(i), Landlord may, by written notice to Tenant, elect to: (A) [Intentionally Omitted]; or (B) terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned, with a proportionate abatement in the Basic Rent payable under this Lease; or (C) consent to such sublease or assignment; or (D) deny Landlord’s consent. If Tenant receives rent or other compensation or consideration for an assignment of this Lease or a sublease of the Premises (net of costs incurred by Tenant in connection with the assignment or sublease, including, but not limited to, real estate commission or improvements installed for the assignee or subtenant), whether payable in lump sum or in installments, in excess of the Basic Rent and other amounts payable by Tenant at the time of the assignment or sublease (including, in the case of a sublease of a portion of the Premises, an amount greater than the Basic Rent and other amounts fairly allocable to such portion), then Tenant shall pay to Landlord, as additional rent and promptly after receipt by Tenant, fifty percent (50%) of such excess of each such payment received by Tenant. If Landlord fails to respond to Tenant’s request for consent within thirty (30) days after receipt of all of the information specified in clauses (A) through (F) of Section 17(b)(i), Landlord’s consent will be deemed to have been denied.

(iii) It shall be reasonable for Landlord to consider, in deciding whether to consent to an assignment or sublease, any or all of the following factors regarding the proposed assignee or subtenant: (A) whether the proposed assignee or subtenant has continuing financial strength comparable to or greater than Tenant and any guarantors of this Lease; (B) proposed use of the Premises by the assignee or subtenant, including the applicability of any covenants not to compete undertaken by Landlord to other tenants in the Building or the Project, whether made before or after execution of this Lease; (C) the proposed assignee’s or subtenant’s business reputation; (D) the tenant mix within the Building or the Project; (E) the applicability and effect upon any percentage rental provisions; and (F) the business capability, experience and other qualifications of the proposed assignee or subtenant.

(c) Continuing Obligation of Tenant. Unless released by Landlord in writing, no transfer permitted by this Section 17 shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Section 17. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

(d) Effect of Termination. In the event of Tenant’s surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublessor thereunder. No merger shall result from Tenant’s sublease of the Premises under this Section 17, Tenant’s surrender of this Lease or the termination of this Lease in any other manner.

(e) Assignment or Sublease Without Landlord’s Consent. Notwithstanding anything in Section 17(a) to the contrary, Landlord’s consent shall not be required for the following: (a) any assignment of this Lease, sublease of all or any portion of the floor area of the Premises or sublease of the entire Premises to any of the following: (i) an entity controlling, controlled by or under common control with Tenant (as “control” is defined in Section 160 of the California CORPORATIONS CODE), (ii) the surviving entity resulting from a merger or consolidation of Tenant, or (iii) an entity which acquires all or substantially all of the assets of Tenant as a going concern; or (b) any transfer of the stock or equity interests in Tenant or in Tenant’s parent corporation, if Tenant or such parent is a corporation or other entity the stock or equity interests of which are publicly traded. Tenant shall notify Landlord of the effective date of any assignment or sublease for which Landlord’s consent is not required, and such notice shall include the name and address of the assignee or subtenant.

SECTION 18. PARKING.

(a) General. In connection with its use and occupancy of the Premises, Tenant shall have the right to park in the parking area adjacent to the Building on the Project on a non-exclusive, non-reserved basis (except as set forth in Section 18(b)), on terms and conditions to be established reasonably by Landlord from time to time during the Term; provided, however, such right is subject to (i) exclusive parking rights granted pursuant to the Declaration to other tenants and occupants of the Project; and (ii) exclusive parking rights granted by Landlord to Tenant pursuant to Section 18(b). The parking authorized by this Section 18 shall be for personal transportation to and from the Building, and not for long-term storage of automobiles or for short- or long-term storage of boats, trailers or recreational vehicles. Except as provided in this Section, the parking areas in the Project shall be used on a non-exclusive basis by tenants and other occupants of the Project and their respective invitees.

(b) Tenant’s Exclusive Parking. Landlord hereby grants to Tenant the exclusive right during the Term to use the seven (7) covered parking spaces shown marked on the Site Plan attached hereto as Exhibit “A-1”.

SECTION 19. NOTICE. Whenever, under this Lease, provision is made for notice or demand, it shall be in writing and signed by or on behalf of the party giving the notice or making the demand and served by personal delivery or by recognized overnight courier (such as, but not limited to, Federal Express, DHL or UPS). If served by overnight courier, it shall be addressed to the party to whom such notice or demand is to be given at the address stated in Paragraph B of the Basic Lease Provisions, and service to the addressee shall be conclusively deemed made as confirmed by the courier service making delivery. The address of either party may be changed for the purpose of this Lease by written notice to the other party under this Section 19. NOTICES SHALL NOT BE EFFECTIVE IF SENT BY REGISTERED, CERTIFIED OR REGULAR UNITED STATES MAIL.

SECTION 20. HOLDING OVER BY TENANT. Tenant agrees upon the expiration or termination of this Lease, immediately and peaceably to yield up and surrender the Premises; notice to quit or vacate is hereby expressly waived. Tenant shall be liable to Landlord for any and all damages incurred by Landlord as the result of any failure by Tenant, timely, to surrender possession of the Premises as required herein. If Tenant holds over after the expiration of this Lease for any cause, such holding over shall be deemed a tenancy at sufferance or, at the sole, absolute and unfettered discretion of Landlord, a tenancy from month-to-month only, in which event such month-to-month tenancy shall be upon the same terms, conditions and provisions as in this Lease contained, at: (a) 150% of the Basic Rent in effect immediately prior to the expiration; and (b) the Direct Operating Expenses Rent in effect immediately prior to the expiration.

SECTION 21. WAIVER. One or more waivers by Landlord of any breach of any covenant or condition shall not be construed as a waiver of any other breach of the same or of any other covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent act.

SECTION 22. LANDLORD’S RIGHT OF ENTRY. Landlord and Landlord’s agents may enter upon the Premises at any reasonable time and upon reasonable notice (except no such notice shall be required in an emergency) to make such repairs, additions or improvements as Landlord shall deem reasonably necessary, to post such notices as Landlord may deem necessary to exempt Landlord and Landlord’s interest in the Project, the Building and the Premises from responsibility on account of any work or repairs done by Tenant upon or in connection with the Premises, to inspect and examine the Premises and see that the covenants hereof are being kept and performed, or to exhibit the Premises to prospective tenants or purchasers thereof.

SECTION 23. HAZARDOUS MATERIALS. Tenant makes the following covenants regarding hazardous materials:

(a) Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. ‘1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. ‘6901, et seq.), Safe Drinking Water Act (42 U.S.C. ‘3000f, et seq.), Toxic Substances Control Act (15 U.S.C. ‘2601, et seq.), the Clean Air Act (42 U.S.C. ‘7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ‘9601, et seq.), California Health & Safety Code (‘25100, et seq., ‘39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code ‘25249.5, et seq.), California Water Code (‘13000, et seq.), and other comparable state laws (“Hazardous Materials Laws”), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any such laws, ordinances or regulations (collectively, “Hazardous Materials”).

(b) Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant’s use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance with and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises, the Building or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, the Building or the Project, without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant, the Premises, the Building or the Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, the Building or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Premises, the Building or the Project or Tenant’s use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(c) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord’s managers, members, partners, shareholders, directors, officers, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney’s fees), or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by any of the following during the Term or when Tenant is in possession of the Premises: (i) the presence in, on, under or about the Premises, the Building or the Project, or the discharge in or from the Premises, the Building or the Project, of any Hazardous Materials which were brought or caused to be brought into or onto the Premises, the Building or the Project by Tenant or its agents, employees or contractors; (ii) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, the Building or the Project; or (iii) Tenant’s failure to comply with any Hazardous Materials Law. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term. For purposes of the release and indemnity provisions of this Section, any acts or omissions of Tenant, or by employees, agents, assignees, subtenants, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

(d) If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord under this Section, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request.

SECTION 24. NO LIGHT, AIR OR VIEW EASEMENT. No diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in any way affect this Lease or impose any liability on Landlord.

SECTION 25. PROJECT NAME. Landlord may change the name of the Project without the consent of Tenant.

SECTION 26. KEYS, SECURITY AND SECURITY SYSTEM.

(a) Keys. Two (2) keys to the Premises will be furnished by Landlord. Tenant may, at Tenant’s cost and expense, duplicate such keys for use by Tenant’s employees or authorized agents; and Tenant shall certify to Landlord in writing the number of such duplicate keys made by Tenant. Tenant shall not cause or allow any employee or other person to duplicate such keys, and Tenant shall not cause or allow any keys to be possessed by any person other than an employee or authorized agent of Tenant. Tenant agrees, at the termination of the tenancy, to return all keys (including duplicates) of all doors. No additional lock or locks shall be placed by Tenant on any door in the Building unless (a) the written consent of Landlord shall have been first obtained, which shall not be unreasonably withheld; and (b) such additional locks are keyed to the master key for the Building, or copies thereof are given to Landlord.

(b) Security Services. Landlord shall not be obligated to provide security guards, security patrols, private police or any other type of security services (collectively, “Security Services”) for the Premises or in the Building or the Project. Tenant hereby acknowledges that Landlord shall not be so obligated and that Landlord will not provide any Security Services of any type for the Premises or in the Building or the Project during the Term of this Lease. Tenant hereby waives any and all claims for damages to persons or property sustained by Tenant, or by any other person or entity, arising from, out of or in connection with, or alleged to arise from, out of or in connection with, Landlord’s not providing Security Services for the Premises or in the Building or the Project. In addition, Tenant assumes the responsibility to provide, at Tenant’s sole cost and expense, any such Security Services as Tenant may require in connection with Tenant’s use of the Premises, and Tenant assumes all risk in connection with any failure to provide or lack of such Security Services in the Premises. Notwithstanding anything in this Section 26(b) to the contrary:

(i) Landlord may elect, in Landlord’s sole, absolute and unfettered discretion, to provide Security Services in the Common Area of the Project; and if such Security Services are provided, the cost thereof shall be included in Direct Operating Expenses.

(ii) [Intentionally Omitted]

(iii) The key card entry system for the Building shall be programmed to Tenant’s requirements, provided (a) the system has the applicable capability; (b) the programming does not enable Tenant to enter the premises of other tenants; (c) the programming does not enable other tenants to enter the Premises; and (d) the programming satisfies applicable access, ingress and egress requirements of the Fire Marshal.

SECTION 27. LIMITATION ON PUBLIC ANNOUNCEMENTS. Tenant shall not cause or permit to be disseminated, published or released, itself or through any broker, employee, agent or contractor, any public announcement, advertisement or other communication through any public media which, in any way, describes or refers to any of the terms or conditions of this Lease (distinguished from the existence of this Lease), without the prior written consent of Landlord, which consent may be withheld for any reason.

SECTION 28. BROKERAGE COMMISSION. Landlord and Tenant each has engaged CB Richard Ellis (“Broker”) as its broker in connection with this transaction. Landlord and Tenant each represents to the other that (a) no broker or finder other than Broker has been engaged by it or represents it in connection with this Lease; (b) Broker has been engaged by it pursuant to a separate written agreement between them; and (c) it has no knowledge of any broker or finder other than Broker in any way connected with this Lease. Landlord shall be responsible for a commission payable to Broker by reason of this transaction, which commission shall be payable pursuant to the separate written agreement between them. In the event of any claim or liability for any broker’s or finder’s fee or commission in connection with the negotiation, execution or consummation of this Lease other than the commission payable by Landlord to Broker, then (a) Landlord shall indemnify, protect, save harmless and defend Tenant from and against any such claims or liabilities if they are based upon any statement or representation or agreement by Landlord; and (b) Tenant shall indemnify, protect, save harmless and defend Landlord from and against any such claims or liabilities if they are based upon any statement, representation or agreement made by Tenant. The foregoing notwithstanding, Landlord and Tenant agree that nothing in this Paragraph (or in any other provision of this Lease) creates or is intended to create in Broker (or in any other person or entity) any right as a third party beneficiary of this Lease; specifically, neither Broker nor any other person or entity has any right to cause (i) either Landlord or Tenant to sign or enter into this Lease; (ii) Tenant to exercise any option to extend the Term or to exercise any option to purchase the Building; (iii) either Landlord or Tenant to perform any obligation or exercise any right either may have pursuant to this Lease; or (iv) either Landlord or Tenant to forebear from exercising any right either may have pursuant to this Lease, including, but not limited to, any right to terminate this Lease.

SECTION 29. COUNTERPARTS. This Lease may be signed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

SECTION 30. GOVERNING LAW. This Lease has been negotiated and entered into in the State of California, and shall be governed by, construed and enforced in accordance with the internal laws of the State of California applied to contracts made in California by California domiciliaries to be wholly performed in California.

SECTION 31. CAPTIONS AND INTERPRETATIONS. Section titles or captions contained in this Lease are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Lease or any provision hereof. No provision in this Lease is to be interpreted for or against either party because that party or his legal representative drafted such provision.

SECTION 32. SEVERABILITY. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 33. ATTORNEY’S FEES. In case suit shall be brought for any unlawful detainer of the Premises, for the recovery of any rent due on the provisions of this Lease, or because of the breach or alleged breach of any other covenant herein contained on the part of either party to be kept or performed (including, but not limited to, enforcement of an indemnity provision), the prevailing party shall recover from the non-prevailing party all costs and expenses incurred therein, including reasonable attorney’s fees and costs, including expert witness fees and costs (whether or not the expert is called to testify), and including attorney’s fees and costs incurred in enforcing any judgment.

SECTION 34. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions governing assignments, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties hereof. If this Lease is signed by more than one person as Tenant, their obligation shall be joint and several.

SECTION 35. TIME OF THE ESSENCE. Time is expressly declared to be of the essence of this Lease, and of all covenants and conditions herein contained.

SECTION 36. LEASE NOT EFFECTIVE UNTIL DELIVERED; LEASE NOT EFFECTIVE UNTIL CONSTRUCTION LOAN OBTAINED; LENDER APPROVAL.

(a) Submission by Landlord of this Lease for examination or signature by Tenant shall not constitute an option. Notwithstanding such submission of this Lease, and notwithstanding Landlord’s proceeding with space planning or other activity relating to construction of the Tenant Improvements, this Lease shall not become effective until signed by both Tenant and Landlord and the fully signed Lease is delivered to both Landlord and Tenant. The Lease shall not be deemed to be signed by Landlord unless and until signed by the duly authorized managing member of Landlord.

(b) Landlord and Tenant hereby agree that this lease and all of Landlord’s obligations under this Lease are expressly conditioned upon review and approval of this lease by Landlord’s construction and permanent lender(s). Tenant hereby acknowledges that in determining whether to approve, Landlord’s lender will consider Tenant’s lease application, credit information, biographical data on Tenant’s key officers or principals, and financial statements relating to Tenant’s business. This condition is expressly for the sole benefit of Landlord and may be waived by Landlord by written notice of such waiver from Landlord to Tenant.

SECTION 37. ADDENDA AND EXHIBITS. This Lease, in addition to the terms and conditions specified herein, shall also include the following Addenda and Exhibits, attached hereto and incorporated herein by this reference:

Exhibits
“A”	Floor Plan
“A-1”	Site Plan
“B”	Rules and Regulations
“C”	Work Letter Agreement
“D”	Form of Tenant Estoppel Certificate
“E”	Subordination, Non-Disturbance and Attornment Agreement
“E-1”	1st Pacific Bank of California SNDA

Addenda

Addendum No. 1	Option to Extend
Addendum No. 2	Abatement of Rent

SECTION 38. DELAYING CAUSES. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes: action of the elements, war, riot, labor dispute, inability to procure or general shortage of labor or material in the normal channels of trade, delay in transportation, delay in inspections, governmental action or moratorium, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then such performance shall be excused for the period of the delay and the period for such performance shall be extended for a period equivalent to the period of such delay, except that the foregoing shall in no way affect (a) Tenant’s obligation to pay the Basic Rent or any other amount payable under this Lease; or (b) the length of the Term of this Lease.

SECTION 39. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, fully supersedes any and all prior understandings, representations, warranties and agreements between the parties hereto, or any of them, pertaining to the subject matter hereof, and may be modified only by written agreement, signed by all of the parties hereto.

SECTION 40. QUIET ENJOYMENT. Subject to Tenant’s performing its obligations pursuant to this Lease, Landlord hereby confirms unto Tenant, Tenant’s right to have the quiet enjoyment and possession of the Premises during the Term.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Paragraph A.

LANDLORD:

PACIFIC CARLSBAD PARTNERS, LLC, a California limited liability company

By	/s/ Frank Sciacci
Title	Managing Member

TENANT:

DOCUMENT SCIENCES CORPORATION, a Delaware corporation

By	/s/ John L. McGannon
Title	CEO

By

Title

EXHIBIT “A”

GENESIS CORPORATE CENTRE BUILDING

Floor Plan

EXHIBIT “A-1”

GENESIS CORPORATE CENTRE BUILDING

Site Plan

EXHIBIT “B”

GENESIS CORPORATE CENTRE BUILDING

Rules and Regulations

1. The purpose of this Exhibit is hereby agreed to be: To adopt a workable code of regulations protecting the Landlord and Tenant of the Building toward the goal of creating a harmonious atmosphere of high professional competence in the Building.

2. Landlord agrees that Tenant is entitled to, and shall have, the quiet enjoyment of the Premises.

3. Tenant and Tenant’s employees shall not loiter in the entrance or corridors of the Building, or in any way obstruct the sidewalks, halls, stairways and elevators, and shall use the same only as a means of passage to and from their respective offices.

4. The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them.

5. All electric and telephone wiring shall be installed as directed by Landlord and boring or cutting of floors and partitions for wires will not be permitted, except with the written consent of Landlord.

6. Tenant shall not install or use any machinery in the Premises which may cause any unreasonable noise, jar, vibration or tremor to the floors or walls, or which by its weight might injure or affect the integrity of the floors of the Building. All damage to the Building caused by installing or removing any safe, furniture, equipment or other property shall be repaired at the expense of Tenant.

7. Tenant and Tenant’s agents and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the Building, or interfere in any way with other tenants or those having business with them, or bring into or keep within the Building any animal, bird or vehicle.

8. Tenant shall not conduct (or permit to be conducted) any auction on the Premises.

9. All furniture, equipment and freight shall be moved into and out of the Building only during such hours as shall be reasonably approved by and under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any furniture, equipment or freight from any cause.

10. All keys to the Premises or the Building shall be returned to Landlord upon the termination of Tenant’s lease. Except in accordance with Section 26(a) of the Lease, Tenant shall not change the locks or install other locks on doors of the Premises.

11. [Intentionally Omitted]

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall do any act in violation of the rules and regulations of the Building.

13. Rooms used in common by Tenant shall be subject to such regulations as are posted therein.

14. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during hours Landlord may reasonably deem advisable for the adequate protection of the property. Except to those having keys to the Building, use of the Building before 7:00 a.m. or after 6:00 p.m., on Monday through Saturday, or at any time

B-1

during Sundays or legal holidays shall be permissive and subject to the rules and regulations Landlord may reasonably prescribe. Landlord assumes no responsibility and shall not be liable for any damage resulting from the entry of any authorized or unauthorized person to the Building.

15. Landlord shall have the right to prohibit any advertising by any agent which in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

16. Landlord shall establish a reasonable window covering program for the Building, and Tenant shall not install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators or similar devices that do not comply with such program without the reasonable prior written consent of Landlord.

17. Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus or any other service equipment.

18. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.

19. No cooking shall be done or permitted by Tenant on the Premises, except in areas specifically designed for the purpose, without the consent of Landlord, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

20. Tenant shall not use or keep in the Premises or the building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that permitted or approved.

21. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises, and must observe strict care and caution that all water faucets or water apparatus are shut off before Tenant or Tenant’s employees leave, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

22. Tenant may install up to three (3) vending machines in a kitchen or lounge area for the convenience of Tenant’s employees. Such vending machines shall be of a type typically found in the kitchen or lounge areas of offices, such as those for the sale of soda, cookies and snacks. Tenant shall not install any video games or arcade machines.

23. [Intentionally Omitted]

24. If Tenant has any outdoor area in its control or designated for its exclusive use (not including exclusive parking areas), Tenant shall take all necessary or proper actions and precautions to prevent standing water in such area that could result in mosquitoes breeding (e.g., Tenant shall not permit rain water or other water to accumulate or stand in any pails, buckets, trays, flower pots or other containers; or on any patio areas).

25. From time to time it may become advantageous to make amendments to this list which are in the best interests of both Landlord and Tenant and which are not inconsistent with the Lease. Landlord reserves the right to make such reasonable amendments by giving notice to Tenant.

“LANDLORD”	“TENANT”

/s/ Frank Sciacci	/s/ John L. McGannon
2/24/05	2/18/05

B-2

EXHIBIT “C”

GENESIS CORPORATE CENTRE BUILDING

Work Letter Agreement

Document Sciences Corporation

Attention: Facilities Manager

Ladies and Gentlemen:

You (“Tenant”) and we (“Landlord”) are executing simultaneously with this Work Letter Agreement, a written lease (“Lease”) covering those certain premises (“Premises”) known as Building             , located in the Genesis Corporate Centre at 5958 Priestly Drive, Carlsbad, California. To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree that certain improvements to the Premises shall be constructed by Landlord as follows:

1. DESCRIPTION OF IMPROVEMENTS

(a) The Premises to be provided by Landlord, at Landlord’s expense (and exclusive of Tenant Improvements), shall consist of a concrete floor, exterior Building walls, off-Premises service points from which electrical and telephone service to the Premises can be made and off-Premises service points from which plumbing connections for the supply of water to the Premises may be made.

(b) Additional improvements (“Tenant Improvements”), including, but not limited to, ceilings, interior partitions, insulation, drywall (including taping and sanding), painting, millwork and cabinets, window coverings, carpet, lighting fixtures, electrical systems, plumbing connections and fixtures for the supply of water to the Premises and the equipment and distribution system for heating, ventilation and air conditioning (“HVAC”) for the Premises, including, but not limited to, all ducts, baffles and thermostats to serve the Premises. The Tenant Improvements do not include Tenant’s network, telecommunications or other cabling (“Tenant’s Cabling”). The Tenant Improvements all shall be made by Landlord pursuant to the City-Approved Working Drawings (defined in Section 2(b) of this Work Letter Agreement) approved by Landlord and Tenant. The cost of the Tenant Improvements shall be paid in accordance with Section 5 of this Work Letter.

2. PLANS AND SPECIFICATIONS; WORKING DRAWINGS

(a) Landlord’s space planner prepared a space plan of the Premises depicting the space layout of the Premises and setting forth the specifications for materials and finishes therein (“Space Plan”); the Space Plan was approved by Landlord and Tenant.

(b) Based on the approved Space Plan, Landlord caused Smith Consulting Architects to prepare that certain Construction Modification Drawing dated February 9, 2005, and bearing original Job No. 98316.T06, as supplemented by that certain narrative entitled Building Standards for Tenant Improvements, dated February 5, 2005 (a copy of which is attached hereto as Attachment “1”) (collectively, “Working Drawings”). By signing and entering into the Lease, Landlord and Tenant (i) approve the Working Drawings; and (ii) understand and acknowledge that the Working Drawings are subject to being revised based on the input and comments of the Building Department of the City of Carlsbad. The Working Drawings, as approved by the Building Department of the City of Carlsbad, shall be referred to as the “City-Approved Working Drawings”.

(c) Landlord and Tenant have agreed in writing on the weight limitations, size and position of all files, safes and heavy equipment used in the Building, which in all cases shall stand on a wood or metal base of a size and type on which the parties have agreed in writing. Agreement between the parties for the purpose of this Section 2(c) may be (but is not necessarily) by initials or other written designation on the Working Drawings or the City-Approved Working Drawings.

3. CONSTRUCTION OF TENANT IMPROVEMENTS

(a) Construction of the Tenant Improvements pursuant to this Work Letter Agreement shall be performed by such contractor as Landlord shall reasonably select, under Landlord’s supervision. Construction shall commence promptly following the parties signing and entering into this Lease, and shall be diligently prosecuted to completion thereafter. Landlord shall arrange for its contractor to coordinate with Tenant’s installers and providers with respect to the timing for installing Tenant’s Cabling, the stated objective being to enable Tenant’s installers and providers to install Tenant’s Cabling without having to remove or demolish any of the Tenant Improvements; provided, however, Landlord shall have no responsibility or liability for delays in constructing the Tenant Improvements if and to the extent the delay(s) result from (i) Landlord’s contractor coordinating with or accommodating Tenant’s installers or providers; or (ii) the work or activities of Tenant’s installers or providers.

(b) Landlord reserves the right to use pre-stocked materials in constructing the Tenant Improvements, including drywall and studs, lighting fixtures and air handling boxes.

(c) Tenant shall be permitted, during the course of construction, upon reasonable notice to Landlord, and without unreasonably interfering with the conduct of such construction, to inspect the progress of the work and, upon written notice to Landlord, to cause any material defects or deficiencies to be repaired.

(d) Upon completion of construction of the Tenant Improvements, Landlord shall cause the Premises to be thoroughly cleaned to Tenant’s reasonable satisfaction prior to Tenant’s occupancy of the Premises.

(e) Landlord shall repair or replace as soon as reasonably possible all incomplete or defective items identified in any “pick-up list” or “punchlist” delivered by Tenant to Landlord. Tenant shall deliver such “pick-up list” or “punchlist” to Landlord within fifteen (15) days after commencement of Tenant’s actual occupancy of the Premises.

4. CHANGE ORDERS

Any material change from the City-Approved Working Drawings desired by Tenant (“Change Order”) shall be requested of Landlord in writing. Upon receipt of a Change Order request, Landlord shall cause the modification to be incorporated into the Working Plans and transmitted to the contractor for pricing and for an estimate of the delay, if any, which would be caused by incorporation of the requested Change Order. Upon receipt of pricing information, Landlord shall forward the cost of the work, including the overhead of the contractor, the space planner and Landlord, and a statement of the estimated number of additional working days, if any, required to execute the change, to Tenant for approval. Work with respect to the Change Order shall proceed only upon Tenant’s written approval of the pricing and estimated delay. Whether or not a requested Change Order is ultimately approved by Tenant or incorporated in the Tenant Improvements, all of Landlord’s costs and expenses associated with the requested Change Order, including modification of the City-Approved Working Drawings, shall be charged to the Tenant, and shall be due and payable to Landlord within ten (10) days after delivery of billing.

5. PAYMENT OF COST OF CONSTRUCTION

Landlord shall pay the cost and expense of the Tenant Improvements, except that Tenant shall bear all costs and expenses related to any Change Orders (including the work to be performed pursuant to any Change Orders) as set forth in Section 4 of this Work Letter Agreement.

6. SUBSTANTIAL COMPLETION

“Substantial Completion” (or conjugations and declensions thereof), for purposes of this Work Letter Agreement and for purposes of the Lease, shall mean both: (a) completion of construction of the Tenant Improvements substantially in accordance with the City-Approved Working Drawings and any Change Orders sufficient for Tenant to occupy the Premises for the use intended, including completion of the ceiling system, water and sewer service, electrical service, and floor finishes, with the Premises subject only to minor corrective punchlist items; and (b) the inspector from the Building Department of the City of Carlsbad signing the on-site job card indicating that the Tenant Improvements, as so substantially completed, are approved for occupancy. The completed work shall be clean and free of debris or obstructions, and floors shall be cleaned to Tenant’s reasonable satisfaction.

If the foregoing correctly sets forth our understanding, kindly sign three (3) copies of this Work Letter Agreement where indicated.

LANDLORD:
PACIFIC CARLSBAD PARTNERS, LLC,
a California limited liability company

	By	/s/ Frank Sciacci
Title Managing Member

ACCEPTED AND APPROVED:
, 20 .

TENANT:	DOCUMENT SCIENCES CORPORATION, a Delaware corporation

	By	/s/ John L. McGannon
Title CEO 2/18/05

By
Title

Attachment “1” to Exhibit “C”

Building Standards for Tenant Improvements

EXHIBIT “D”

GENESIS CORPORATE CENTRE BUILDING

Form of

Tenant Estoppel Certificate

Attn:

RE:

Gentlemen:

The undersigned, as Tenant, under a lease of certain premises executed by                                         , dba:                                          (“Lease”), does hereby state, declare, represent and warrant to you as follows:

1. The copy of the Lease attached hereto as Exhibit “1” is a true and correct copy of the Lease and the Lease is in full force and effect and has not been amended, supplemented or changed, except as follows (if none, so state)

2. Tenant has accepted possession of the premises demised under the Lease, and all items of an executory nature have been completed under the terms of the Lease, including, but not limited to, completion of construction of the premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease. Tenant further acknowledges that the term commenced on         , 20     and shall expire on             , 20     and unless sooner terminated or extended in accordance with the terms of the Lease.

3. To Tenant’s actual knowledge, no default on the part of the undersigned exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of the undersigned.

4. To Tenant’s actual knowledge, no default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

5. Tenant has no option to purchase the property of which the premises are a part.

6. Rentals has been paid through                             , 20    .

7. No prepayments or rentals due under the Lease have been made and no security or deposits as security have been made thereunder, except as set forth in the Lease.

8. To Tenant’s actual knowledge, Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord, except as provided in the Lease.

9. To Tenant’s actual knowledge, Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

D-1

The undersigned understands and acknowledges that you are about to enter into a transaction with Landlord with respect to the Lease, the Premises or the Parcel (all defined in the Lease), and you are entitled to rely on the representations and warranties contained herein in connection with such transaction.

Very truly yours,

D-2

EXHIBIT “E”

GENESIS CORPORATE CENTRE BUILDING

Form of

Subordination, Non-disturbance and

Attornment Agreement

Recording Requested by and

When Recorded Return to:

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS AGREEMENT is entered into by and among Tenant, Landlord and Beneficiary and affects the Property described on Exhibit “1” attached hereto. The terms “Tenant”, “Landlord”, “Beneficiary”, “Premises”, “Lease”, “Property”, “Loan”, “Note” and “Mortgage” are defined in the Schedule of Definitions attached hereto as Exhibit “2”. This Agreement is entered into with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering the Premises.

B. Beneficiary has agreed to make the Loan to Landlord to be evidenced by the Note, which Note is to be secured by the Mortgage covering the Property, provided that the Lease is subordinated to the lien of the Mortgage.

C. For the purposes of completing the Loan, the parties hereto desire expressly to subordinate the Lease to the lien of the Mortgage, it being a condition precedent to Beneficiary’s obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

D. Tenant has requested that Beneficiary agree not to disturb Tenant’s possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant is not then in default under the Lease and, provided further, that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee’s sale of the Property.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees that:

(a) Beneficiary would not make the Loan without this Agreement.

(b) [Intentionally Omitted]

(c) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvements of the Property.

(d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

(i) until Tenant has given written notice of such act or omission to Beneficiary; and

(ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

(e) Tenant has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

(f) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord, provided that Tenant has previously received notice of Beneficiary’s address as set forth in the Lease.

(g) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise to purchase the Premises or the Property, or any portion thereof or any interest therein, except for the leasehold interest and the option to extend the Term as set forth in the Lease; and to the extent that Tenant has had or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

(h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

3. Foreclosure and Sale. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the trustee’s power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

(a) Non-Disturbance. So long as Tenant complies with this Agreement and is not in default under any of the terms, covenants or conditions of the Lease, the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary, or any such successor owner of the Property, will not disturb the possession of Tenant and will be bound by all of the obligations imposed on Landlord by the Lease; provided, however, that Beneficiary or any purchaser at a trustee’s or sheriff’s sale or any successor owner of the Property shall not be:

(i) liable for any act or omission of a prior landlord (including Landlord); or

(ii) subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord); or

(iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior Landlord (including Landlord), except that Beneficiary agrees to be bound by any cleaning deposit or security deposit to the extent actually transferred to and received by Beneficiary; or

(iv) bound by any agreement or modification of the Lease made without the written consent of Beneficiary, except those made prior to this Agreement.

(b) [Intentionally Omitted]

(c) No Liability. Beneficiary shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Beneficiary or action against any other party for which Beneficiary would be liable.

4. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or trustor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

(a) This Agreement does not:

(i) constitute a waiver by Beneficiary of any of its rights under the Mortgage; and/or

(ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

(b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

(c) In the event of a default under the Mortgage of which Tenant has been notified by Beneficiary, Tenant may pay all rent and all other sums due under the Lease to Beneficiary as provided in this Agreement.

5. No Obligation of Beneficiary. Except for the Tenant Improvements defined in Section 5 of the Lease, which are to be constructed by Landlord pursuant to Exhibit “C” of the Lease, Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

6. Notice. All notices hereunder to Beneficiary shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth on Exhibit “2” attached hereto (or at such other address as shall be given in writing by Beneficiary to Tenant) and shall be deemed complete upon any such mailing.

7. Miscellaneous.

(a) As between Tenant and Beneficiary, this Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

(c) Beneficiary shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(d) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligation imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

(e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided, however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary’s interest is assigned or transferred; and provided further, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Beneficiary.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement as of .

NOTICE:	THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

BENEFICIARY:

, a

By

TENANT:

, a

By

By

LANDLORD:

PACIFIC CARLSBAD PARTNERS, LLC,
a California limited liability company

By
Title

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                     , 20    , before me,                                                                                                                                                        , Notary Public in and for said State, personally appeared

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________,

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                     , 20    , before me,                                                                                                                                                    , Notary Public in and for said State, personally appeared

______________________________________________________________________________________________________________

                                                                                                                                                                                                                         ,

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                     , 20    , before me,                                                                                                                                                    , Notary Public in and for said State, personally appeared

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________,

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT “1”

TO

EXHIBIT “E”

Legal Description

Parcel A:

Lot                  of Carlsbad Tract No. 99-17(Lot 12-Carlsbad Research Center), in the City of Carlsbad, County of San Diego, State of California, according to Map thereof No. 14074, filed in the Office of the County Recorder of San Diego County, November 17, 2000.

Parcel B:

Non-exclusive easements in favor of the owners of each Lot, their respective successors, assigns, occupants, customer and invitees, for ingress and egress of vehicular traffic, utility, drainage, and landscaping purposes over the Common Area of Lot 10 of Carlsbad Tract No. 99-17 (Lot 12-Carlsbad Research Center), in the City of Carlsbad, County of San Diego, State of California, according to Map thereof No. 14074, filed in the Office of the County Recorder of San Diego County, November 17, 2000, as set forth, defined and described in that certain Declaration establishing Covenants, Conditions and Restrictions and Grant of Easements for Genesis Corporate Center, recorded June 29, 2001 as instrument no. 2001-0443570 of Official Records.

APN: 212-240-                -

EXHIBIT “2”

TO

EXHIBIT “E”

Schedule of Definitions

“Beneficiary” shall mean                                                                                      . All notices hereunder to Beneficiary shall be mailed to:

______________________________
______________________________
______________________________
Attention:

With copy to:
______________________________
______________________________
______________________________
Attention:

“Landlord” shall mean PACIFIC CARLSBAD PARTNERS, LLC, a California limited liability company, having an office at 3838 Camino del Rio North, Suite 300, San Diego, California 92108.

“Lease” shall mean a certain lease entered into by and among Landlord and Tenant dated as of                     , 20    , covering the Premises.

“Loan” shall mean a mortgage loan from Beneficiary to Landlord.

“Mortgage” shall mean a first lien Mortgage or Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing dated as of                                    , encumbering the Property, executed by Landlord, as Mortgagor or Trustor, to                                     , a                                 , as Trustee, in favor of Beneficiary, securing repayment of the Loan evidenced by the Note, to be recorded in the records of the County in which the Property is located.

“Note” shall mean that certain Note executed by Landlord in favor of                                     , dated as of                     , in the amount of $            .

“Premises” shall mean certain space in the improvements located in and upon the Property which is subject to the Lease.

“Property” shall mean the real property described on Exhibit “1” attached hereto together with the improvements thereon.

“Tenant” shall mean                                                                                                           , a                                 , having an office at                                                                                                           .

EXHIBIT “E-1”

GENESIS CORPORATE CENTRE BUILDING

1st PACIFIC BANK OF CALIFORNIA SNDA

GENESIS CORPORATE CENTRE BUILDING

LEASE ADDENDUM NO. 1

OPTION TO EXTEND

Addendum No. 1 to Lease between PACIFIC CARLSBAD PARTNERS, LLC, a California limited liability company, as Landlord, and DOCUMENT SCIENCES CORPORATION, a Delaware corporation, as Tenant:

Provided all of the following conditions are satisfied, Tenant shall have the option to extend the Term for one (1) additional period of five (5) years upon the same terms and conditions as provided in the Lease, except the Basic Rent for each such additional period shall be determined under this Addendum:

(i) Tenant has not assigned the Lease or sublet the Premises (or any portion thereof) at the time a Notice of Exercise (defined below) is delivered and on the last day of the Term, as it may have been extended previously;

(ii) Tenant is not in default under the Lease at the time a Notice of Exercise (defined below) is delivered and on the last day of the Term, as it may have been extended previously; and

(iii) This Lease is in effect at the time a Notice of Exercise is delivered and on the last day of the Term, as it may have been extended previously.

If Tenant has an interest in extending the Term, then not more than twelve (12) months and not less than nine (9) months before the expiration of the initial Term, Tenant shall deliver to Landlord a notice of intention to extend the Term for the ensuing additional period (“Notice of Intention”). Within ten (10) days after the delivery of the Notice of Intention, Landlord and Tenant shall meet and confer to agree upon the Basic Rent for the first year of the ensuing additional period, which shall be an agreed-upon amount equal to then-prevailing fair market rent per square foot then being charged for comparable premises, comparably improved, by landlords of comparable office buildings in San Diego County, California; provided, however, rent inducements and rent concessions then being offered only to new tenants (i.e., tenants other than renewing or extending tenants) and brokerage commissions payable by landlords shall be disregarded in arriving at the fair market rent; and provided further, in no event shall the monthly Base Rent for the first year of the ensuing additional period be less than 103% of the Base Rent payable by Tenant during the last full calendar month of the initial Term. If Landlord and Tenant are unable to agree on the Base Rent for the first year of the ensuing additional period within thirty (30) days after Tenant’s delivering its Notice of Intention, the Base Rent for the first year of the ensuing additional period shall be determined as follows: Landlord and Tenant shall cause a determination to be made of the then-current fair market rental value by three appraisers, each of whom shall be an MAI appraiser with at least five (5) years experience appraising multi-tenant office properties (among other commercial real property) in the San Diego area. Each at their own cost, Landlord and Tenant each shall select one appraiser and shall immediately notify the other of the appraiser so selected. Such selections shall be made within ten (10) days after the earlier of (A) the expiration of such thirty-day (30-day) period; or (B) the date on which Landlord and Tenant agree that they are unable to agree on the Base Rent for the first year of the ensuing additional period. The two appraisers so selected shall select a third appraiser within ten (10) days after their being selected. Landlord and Tenant each shall bear one-half (1/2) of the cost of selecting the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who is not and who has not previously been an employee of or consultant or appraiser for either Landlord or Tenant. In the event the two appraisers are unable to agree upon the selection of a third appraiser, the two appraisers shall, within five (5) days after the date on which they agree they are unable to agree on a third appraiser, request the Superior Court in and for the County of San Diego, State of California, to appoint the third appraiser. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall establish the current fair market rent. If no two appraisers agree on the current fair market rent, the determination which is neither highest nor lowest shall control. In establishing the current fair market rent, the appraisers shall make their determination based upon the terms of the Lease, taking into consideration all of the terms, covenants, conditions, provisions, obligations and rights set forth in the Lease; provided, however, rent inducements and rent concessions then being offered only to new tenants (i.e., tenants other than renewing or extending tenants) and brokerage commissions payable by landlords shall be disregarded in arriving at the fair market rent; and provided further, in no event shall the monthly Base Rent for the first year of the ensuing additional period be less than 103% of the Base Rent payable by Tenant during the last full calendar month of the initial Term. If the Term is so extended by Tenant: (aa) the Base Rent for first year of the ensuing additional period shall be the then-current fair market rent as so determined; and (bb) on each anniversary of the commencement of the ensuing additional period, the Base Rent payable during the ensuing additional period shall be increased by three percent (3%) of the Base Rent payable during the immediately preceding year. Tenant shall exercise its option to extend, if at all, by delivering to Landlord irrevocable written notice of its exercise (“Notice of Exercise”) before 180 days before the expiration of the initial Term. If Tenant fails to comply with any of the deadlines or time requirements set forth in this Paragraph, or if Tenant otherwise fails to exercise its option to extend in accordance with this Paragraph, Tenant’s option to extend as provided in this Paragraph shall be void and of no further force and effect. Following Tenant’s exercise of its option, all references to the “Term” shall mean the term, as so extended.

“LANDLORD”	“TENANT”

/s/ Frank Sciacci	/s/ John L. McGannon
Managing Memeber	CEO

GENESIS CORPORATE CENTRE BUILDING

LEASE ADDENDUM NO. 2

CONDITIONAL ABATEMENT OF BASIC RENT

Addendum No. 2 to Lease between PACIFIC CARLSBAD PARTNERS, LLC, a California limited liability company, as Landlord, and DOCUMENT SCIENCES CORPORATION, a Delaware corporation, as Tenant:

Notwithstanding anything in the Lease to the contrary, the obligation of Tenant to pay Basic Rent shall be conditionally abated for the 2nd month of the Term and for each of the 71st through and including 74th months of the Term on the following condition: In the event of a premature termination of the Lease pursuant to Section 14 of the Lease, all of the conditional abatement of Basic Rent shall be rescinded, and there shall be immediately and unconditionally due and payable from Tenant to Landlord, as unpaid Rent that has been earned fully at the time of such termination, the entire amount of Basic Rent that has been conditionally abated during the Term as of the date of termination.

“LANDLORD”	“TENANT”

/s/ Frank Sciacci	/s/ John L. McGannon
2/24/05	2/18/05